                                                                    Exhibit-10.5

                        Amendment to Severance Agreement

         Pursuant to the approval of the Company's Human Resources Committee and as further consideration for Executive to remain in the employ of the Company, the parties amend the Severance Agreement of Gary W. Loveman dated October 29, 1998, as follows:

                  The reference to "1.5" in Section 4(c)(ii) of the Severance Agreement is changed to "3.0."

         IN WITNESS WHEREOF, the parties have executed this Amendment this 26th day of April 2000.

Executive:                                  Harrah's Entertainment, Inc.

/s/ GARY W. LOVEMAN                         By:  /s/ MARILYN G. WINN
--------------------                           --------------------------
Gary W. Loveman                             Title:  Senior Vice President,
                                                    Human Resources